SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into and effective simultaneously with the execution of this Agreement on this June 3, 2011 (“Effective Date”), by and between Pet Airways, Inc., an Illinois corporation (“Company”), and Socius CG II, Ltd., a Bermuda exempted company (including its designees, successors and assigns, “Investor”).

RECITALS

A.           The Company’s Board of Directors has determined to enter into this Agreement to enter into a private placement transaction under the Securities Act of 1933, as amended and the rules and regulations thereunder, as more fully described below, in order to provide for the Company’s immediate cash needs and to provide for an ongoing ability to fund the Company through Tranche Closings (as defined herein); and in connection therewith, has authorized the sale of Common Stock (as defined below) to Investor through purchase and sale of the Initial Purchase Shares (as defined below), as well as the creation of the Preferred Shares (as defined below) which consist of a new series of preferred stock of the Company designated as Series A Preferred Stock, no par value per share, the terms of which are set forth in the Certificate of Designations (as defined below), also for sale to the Investor in accordance with the terms and conditions of this Agreement.  Therefore, upon the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, (i) the Initial Purchase Shares, (ii) the Preferred Shares, (iii) the Warrant (as defined below), and (iv) the shares of Common Stock (as defined below) issuable upon exercise of the Warrant, in each case as more fully described in this Agreement.  In addition, the Company desires to issue to Investor the Commitment Shares (as herein defined).

B.           The offer and sale of the Securities (as defined below) provided for herein are being made without registration under the Act (as defined below), in reliance upon the provisions of Section 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases/exchanges of Securities to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Investor agree as follows:

ARTICLE 1
DEFINITIONS

In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations, and (b) the following terms have the meanings indicated in this ARTICLE 1:

“Act” means the Securities Act of 1933, as amended.

“Action” has the meaning set forth in Section 4.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.  With respect to Investor, without limitation, any Person owning, owned by, or under common ownership with Investor, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Investor will be deemed to be an Affiliate of Investor.

“Agreement” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Automatic Termination” has the meaning set forth in Section 3.1.

“Bloomberg” means Bloomberg, L.P.

“Buy-In Price” has the meaning set forth in Section 5.1(e).

“Certificate of Designations” means the certificate to be filed with the Secretary of State of the State of Illinois, in the form attached hereto as Exhibit B.

“Closing” means any one of (i) the Execution Closing and (ii) each Tranche Closing.

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and Investor.  If the Company and Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.7.  All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Commitment Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit E-1, to be delivered in connection with the Execution Closing.

“Commitment Shares” means a number of shares of Common Stock determined by dividing (a) $250,000.00 by (b) 40% of the VWAP for the five Trading Day-period immediately preceding the Effective Date, which shares of Common Stock shall be issued to Investor at the Execution Closing in consideration for Investor’s execution and delivery of this Agreement. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the Execution Closing, whether or not any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement.

“Common Shares” means the Commitment Shares, the Initial Purchase Shares and the Warrant Shares.

“Common Stock” means the common A stock, no par value per share, of the Company, and any replacement or substitute thereof, or any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

“Company” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Company Parties” and “Company Party” have the meanings set forth in Section 5.8(b).

“Company Termination” has the meaning set forth in Section 3.2.

“Conditions to Execution Closing” has the meaning set forth in Section 2.2(b).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Convertible Securities” has the meaning set forth in Section 5.11.

“Delisting Event” means any time during the term of this Agreement, that the Common Stock is not listed for trading or quoted on a Trading Market, or is suspended or delisted with respect to the trading of shares of Common Stock on a Trading Market.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith and attached hereto. The Disclosure Schedules shall not contain any material, non-public information.

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Evaluation Date” has the meaning set forth in Section 4.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Closing” has the meaning set forth in Section 2.2(a).

“FINRA” has the meaning set forth in Section 4.1(e).

“Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify the Common Stock, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Greenberg Traurig” means Greenberg Traurig, LLP, counsel to Investor.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Initial Purchase Shares” means a number of shares of Common Stock determined by dividing (a) $500,000.00 by (b) 40% of the VWAP for the five Trading Day-period immediately preceding the Effective Date.

“Initial Purchase Shares Purchase Price” means $500,000.00.

“Intellectual Property Rights” has the meaning set forth in Section 4.1(o).

“Investor” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Investor Ownership Limit” has the meaning set forth in Section 2.1(c).

“Investor Parties” and “Investor Party” have the meanings set forth in Section 5.8(a).

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 5.1(b).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (excluding restrictions on transfer of securities under applicable U.S. federal or state securities or “Blue Sky” laws).

“Lock-Up Agreements” means an agreement in the form attached as Exhibit D, executed by the Company and each of the Company’s executive officers and directors, precluding each such Person from participating in any sale of the Common Stock from the Tranche Notice Date through the Tranche Closing Date.

“Losses” has the meaning set forth in Section 5.8(a).

“Material Adverse Effect” means a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company, or (iii) the Company’s ability to perform in any material respect its obligations under any Transaction Document; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred: (a) any change in conditions in the U.S. or global capital, credit or financial markets generally, including any change in the availability of capital or currency exchange rates, in each case that does not have a disproportionate effect on the Company; (b) any change generally affecting the industry in which the Company operates that does not have a disproportionate effect on the Company; (c) any effect of the announcement of this Agreement or the consummation of the transactions contemplated by this Agreement on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (d) any decrease in the market price of the Common Stock (but excluding herefrom any condition, occurrence, state of facts or event underlying such decrease to the extent that such condition, occurrence, state of facts or event otherwise would constitute a Material Adverse Effect).

“Material Agreement” means any loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and the Investor or any Affiliate of the Investor is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q or 8-K (assuming that the Company were required to file such Forms and that such Forms were all due at the time of determination under this definition).

“Material Permits” has the meaning set forth in Section 4.1(m).

“Maximum Placement” means $5,000,000.00.

“Maximum Tranche Amount” means, subject to any other applicable limitations set forth in this Agreement, a dollar amount of Preferred Stock equal to the lesser of (a) 20% of the cumulative dollar trading volume of the Common Stock for the 10 Trading Day-period immediately preceding the applicable Tranche Notice Date and (b) the Maximum Placement less the amount of any previously noticed and funded Tranches.

“Notice of Acceptance” has the meaning set forth in Section 5.12(b).

“Offer” has the meaning set forth in Section 5.12(a).

“Offer Notice” has the meaning set forth in Section 5.12(a).

“Offer Period” has the meaning set forth in Section 5.12(b).

“Offered Securities” has the meaning set forth in Section 5.12(a).

“Officer’s Closing Certificate” means a certificate in customary form reasonably acceptable to the Investor, executed by an authorized officer of the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Shares” means shares of Series A Preferred Stock of the Company provided for in the Certificate of Designations, to be issued to Investor pursuant to this Agreement.

“Pre-Notice” has the meaning set forth in Section 5.12(a).

“Prospectus” includes each prospectus (within the meaning of the Act) related to the resale or offering of any Common Shares, including without limitation any prospectus contained within the Registration Statement.

“Registration Rights Agreement” means the Registration Rights Agreement, in the form attached hereto as Exhibit G, pursuant to which the Company shall register the resale of Common Shares under the Act, upon the terms and subject to the conditions set forth therein.

“Registration Statement” means a valid, current and effective registration statement registering for resale the Common Shares, and except where the context otherwise requires, means the registration statement, as amended, including (i) all documents filed as a part thereof, and (ii) any information contained in a prospectus filed with the SEC in connection with such registration statement, to the extent such information is deemed under the Act to be part of the registration statement.

“Regulation D” means Regulation D promulgated under the Act.

“Required Approval” means any approval of the Trading Market and/or the Company’s stockholders required to be obtained by Company prior to issuing the Securities pursuant to any applicable rules of the Trading Market.

“Required Delivery Date” has the meaning set forth in Section 5.1(d).

“Required Tranche Deliveries” has the meaning set forth in Section 2.3(e).

“Restricted Period” has the meaning set forth in Section 5.11.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means all reports required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material assuming for these purposes that the Company was required by law to so file such material since August 13, 2010).

“Securities” means the Warrant, Common Shares and Preferred Shares issuable pursuant to this Agreement, the Warrant or the transactions contemplated hereby.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsequent Placement” has the meaning set forth in Section 5.11.

“Subsequent Placement Agreement” has the meaning set forth in Section 5.12(b).

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Termination Date” means the earlier of (i) the date that is two years after the Effective Date, or (ii) the Tranche Closing Date on which the sum of the aggregate Tranche Purchase Price for all Tranche Shares equals the Maximum Placement.

“Termination Notice” has the meaning as set forth in Section 3.2.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on the Trading Market (or if the Trading Market does not designate in advance the closing time of trading on the Trading Market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Investor.

“Trading Market” means the OTCQB, OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE Amex, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“Tranche” has the meaning set forth in Section 2.3(a).

“Tranche Amount” means the amount of any individual purchase of a tranche of Preferred Shares, as specified by the Company, and shall not exceed the Maximum Tranche Amount.

“Tranche Closing” has the meaning set forth in Section 2.3(f).

“Tranche Closing Date” has the meaning set forth in Section 2.3(f).

“Tranche Notice” has the meaning set forth in Section 2.3(b).

“Tranche Notice Date” has the meaning set forth in Section 2.3(b).

“Tranche Opinion” means an opinion from Company’s independent legal counsel, in the form attached as Exhibit E-2, to be delivered in connection with each Tranche Closing.

“Tranche Purchase Price” has the meaning set forth in Section 2.3(b), and shall be specified in writing by the Company.

“Tranche Share Price” means $10,000.00 per Preferred Share. The Company may not issue fractional Preferred Shares.

“Tranche Shares” means the Preferred Shares that are purchased by Investor pursuant to a Tranche. For the Maximum Placement, the aggregate number of Preferred Shares (not including any Preferred Shares that may be issued as dividend payments) to be issued by the Company to the Investor shall be 500 shares.

“Transaction Documents” include this Agreement, the Warrant, the Registration Rights Agreement, the Certificate of Designations and the Exhibits hereto and thereto.

“Transfer Agent” means Corporate Stock Transfer, Inc., 3200 Cherry Creek Dr. South, Suite 430, Denver, CO 80209, or any successor transfer agent for the Common Stock.

“Variable Rate Transaction” has the meaning set forth in Section 5.11.

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market on which the Common Stock is then listed or quoted for trading during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and Investor. If the Company and Investor are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 6.7. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Warrant” means the warrant issuable under this Agreement, in the form attached hereto as Exhibit A, to initially purchase 20,476,707 shares of Common Stock, at an initial exercise price per share equal to 200% of the Closing Bid Price of the Common Stock as of the close of trading on the Effective Date, subject to adjustment as provided therein. The term “Warrant” as used in this Agreement shall also include any warrants to purchase shares of Common Stock issued in exchange, transfer or replacement of the Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE 2
PURCHASE AND SALE

2.1          Purchase and Sale of Securities.

(a)           Initial Purchase Transaction: Purchase and Sale of Initial Purchase Shares; Issuance of Warrant; Issuance of Commitment Shares. Upon the terms and subject to the conditions to the Execution Closing set forth in Section 2.2(b) below, (i) at the Execution Closing the Company shall issue and sell to Investor, and Investor shall purchase from the Company, the Initial Purchase Shares and the Warrant for the Initial Purchase Shares Purchase Price; and (ii) subject to the limitations contained in Section 2.1(c) below, 75 days after the Execution Closing the Company shall issue to Investor the Commitment Shares in consideration for Investor’s execution and delivery of this Agreement.  From and after the Execution Closing, the Company shall issue the Warrant Shares to Investor in accordance with the terms of the Warrant.

(b)           Agreement to Purchase Tranche Shares. Upon the terms and subject to the conditions to Closing set forth in this Agreement, Investor hereby agrees to purchase such amounts of Tranche Shares as the Company may, in its sole and absolute discretion, from time to time elect to issue and sell to Investor according to one or more Tranches pursuant to Section 2.3 below, and the Company agrees to issue and sell to Investor the Tranche Shares in accordance with the terms of this Agreement.

(c)           Investor Ownership Limit. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the Company shall not issue or sell and Investor shall not acquire or purchase any Common Shares pursuant to this Agreement or the other Transaction Documents to the extent such Common Shares, when aggregated with all other shares of Common Stock then owned or deemed beneficially owned by Investor and its Affiliates, would result in Investor and its Affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding Common Stock, with such ownership percentage determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (the “Investor Ownership Limit”).  To the extent that such Investor Ownership Limit applies at any time with respect to any Common Shares which otherwise would be issued or sold to Investor hereunder (including, without limitation, the issuance of the Commitment Shares pursuant to Section 2.1(a)), then the issuance or sale, as the case may be, of such Common Shares to Investor shall be held in abeyance until such time, if ever, as Investor’s beneficial ownership of such Common Shares upon such sale or issuance would not result in Investor exceeding the Investor Ownership Limit.  The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Investor Ownership Limit herein contained or to make changes or supplements necessary or desirable to properly give effect to such Investor Ownership Limit. This paragraph may not waived or amended without the consent of holders of a majority of the Company’s Common Stock.  If, at any time, either Investor or the Company believes that the Investor Ownership Limit will apply in respect of a particular sale or issuance, then such party shall certify such to the other for purposes of implementing this paragraph and the Investor Ownership Limit. In accordance with the foregoing, to the extent the issuance thereof would result in Investor exceeding the Investor Ownership Limit, the Commitment Shares shall be held in abeyance (and Investor shall not have the right to, or be deemed to have, beneficial ownership of such Commitment Shares) until such time, and to the extent,  as Investor’s beneficial ownership of such Commitment Shares would not result in Investor exceeding the Investor Ownership Limit, at which time such Commitment Shares (and certificates therefor) shall be issued and delivered to Investor in accordance with Section 2.2(c) and Investor shall then be deemed to have beneficial ownership thereof.

2.2          Investment and Investment Commitment.

(a)           Investment Commitment. The closing of the purchase and sale of the Initial Purchase Shares and the consummation of the other transactions to occur simultaneously therewith under this Agreement (the “Execution Closing”), including without limitation the issuance of the Warrant and the Commitment Shares, shall be deemed to occur when this Agreement has been duly executed by both Investor and the Company, and the other Conditions to the Execution Closing set forth in Section 2.2(b) have been met.

(b)           Conditions to Investment Commitment. As a condition precedent to the Execution Closing, all of the following (the “Conditions to Execution Closing”) shall have been satisfied prior to or concurrently with the parties’ execution and delivery of this Agreement on the Effective Date:

(i)           the following documents shall have been delivered to Investor: (A) this Agreement, executed by the Company; (B) a Secretary’s Certificate as to (w) the resolutions of the Company’s board of directors authorizing this Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, (x) a copy of the Company’s current Articles of Incorporation, (y) a copy of the Company’s current Bylaws and (z) the incumbency of the persons executing the Transaction Documents; (C) a certified copy of the Articles of Incorporation as certified by the Secretary of State (or comparable office) of the Company’s jurisdiction of formation within five (5) days of the Effective Date; (D) a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within five (5) days of the Effective Date; (E) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within five (5) days of the Effective Date; (F) a copy of the Certificate of Designations filed with the Secretary of State (or comparable office) of the Company’s jurisdiction of formation; (G) the Commitment Opinion; (H) a copy of the press release announcing the transactions contemplated by this Agreement and Current Report on Form 8-K of the Company describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents; (I) the Irrevocable Transfer Agent Instructions (which instructions shall be delivered to the Transfer Agent in accordance with Section 5.1(b)); (J) a letter from the Transfer Agent certifying the number of shares of Common Stock outstanding as of the Effective Date; and (K) the documents, instruments and certificates specified in Section 2.2(c) (together with such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request);

(ii)          other than for losses incurred in the ordinary course of business, there shall have been no Material Adverse Effect since the date of the last SEC Report filed by the Company;

(iii)         the representations and warranties of the Company in this Agreement shall be true and correct in all material respects and the Company shall have delivered an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iv)          the representations and warranties of Investor in this Agreement shall be true and correct in all material respects;

(v)           the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, the Required Approval, if necessary;

(vi)          the Common Stock shall be listed for trading or quoted on a Trading Market, the Company is in compliance with all requirements in order to maintain listing or quotation on its then current Trading Market (including reporting requirements under the Exchange Act, if applicable), and to the Company’s knowledge there is no notice of any suspension or delisting with respect to the trading or quotation of the shares of Common Stock on the Trading Market;

(vii)         none of the Company or any of its Subsidiaries is, or will be as a result of the Execution Closing, in breach or default of any of the Transaction Documents or any Material Agreement (it being hereby acknowledged and agreed that for purposes of this paragraph (vii), the trigger of any antidilution, price-reset or similar provisions in any outstanding warrants or other derivative securities of the Company as a result of the Execution Closing shall not be deemed a breach or default of any Material Agreement, so long as such actions do not trigger a breach or default under such Material Agreement);

(viii)       no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents;

(ix)          the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor, including without limitation all Commitment Shares and Initial Purchase Shares, and all Warrant Shares issuable upon exercise of the Warrant;

(x)           the Company shall have paid all reasonable fees and expenses of Greenberg Traurig in accordance with the provisions of Section 6.1, by offset against the Initial Purchase Shares Purchase Price, or by wire transfer of immediately available funds to an account designated by Greenberg Traurig on or prior to the Effective Date; and

(xi)          the Lock-Up Agreements shall have been executed and delivered.

(c)          Delivery of Warrant and Certificate(s) Evidencing Commitment Shares and Initial Purchase Shares. Simultaneously with the Execution Closing, the Company shall, or shall cause the Transfer Agent to deliver to Investor one or more certificates evidencing the Initial Purchase Shares, in such denomination(s) as Investor shall have specified to the Company prior to the Execution Closing, and the Warrant, in each case, duly executed on behalf of the Company and registered in the name of Investor or its designee. Although the Common Shares to be issued at the Execution Closing are to be included in the Registration Statement in accordance with the terms of the Registration Rights Agreement, Investor acknowledges that such Common Shares are not currently registered for resale. For the avoidance of doubt, the parties agree and acknowledge all of the Commitment Shares shall be deemed to be fully earned as of the Execution Closing (irrespective of when they are issued hereunder) and the Warrant (and any Warrant Shares received pursuant to the Warrant) shall be irrevocably issued as of the Execution Closing (or, in the case of the Warrant Shares, at the time specified in the Warrant), whether or not any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement. Subject to the restrictions contained in Section 2.1(c), on the 75 day anniversary of the Execution Closing, the Company shall, or shall cause the Transfer Agent to deliver to Investor one or more certificates evidencing the Commitment Shares, in such denomination(s) as Investor shall have specified to the Company prior to such date, duly executed on behalf of the Company and registered in the name of Investor or its designee. With respect to any Commitment Shares that are not issued on the 75 day anniversary of the Execution Closing due to the restrictions contained in Section 2.1(c), such Commitment Shares (and certificates therefor) shall be issued promptly after such Commitment Shares are no longer held in abeyance under Section 2.1(c).

(d)           Delivery of Initial Purchase Shares Purchase Price. Simultaneously with the Execution Closing, Investor shall deliver to the Company, via wire transfer of immediately available funds to an account specified in writing by the Company prior to the Execution Closing, the Initial Purchase Shares Purchase Price.

(e)           Investor’s Obligation to Purchase. Subject to the prior satisfaction of all conditions set forth in this Agreement, following Investor’s receipt of a validly delivered Tranche Notice, Investor shall be required to purchase from the Company a number of Tranche Shares equal to the permitted Tranche Share Amount, in the manner described below.

(f)            Acknowledgments. For the avoidance of doubt, in addition to the representations and warranties of the parties set forth herein, the parties agree and acknowledge that Investor’s investment in the Company involves a high degree of risk, that Investor has reviewed and understands those certain “Risk Factors” set forth in the Company’s Current Report on Form 8-K dated August 17, 2010, that Investor understands that it may lose its entire investment in the Company, that the market for the Common Stock is highly illiquid, that there is not now and may never develop a market for the Warrant or the Preferred Stock, that there is no assurance of any return on Investors investment in the Company or Investor’s ability to dispose of the Common Shares or the Warrant, and that there is no assurance that Investor will be able to dispose of any Preferred Stock purchased by it or that the Company will be able to pay to Investor any payments required to be paid to Investor pursuant to the Certificate of Designations.

2.3          Tranches to Investor.

(a)           Procedure to Elect a Tranche. Subject to the Maximum Tranche Amount, the Maximum Placement and the other conditions and limitations set forth in this Agreement, at any time beginning on the 75th day after the Execution Closing, the Company may, in its sole and absolute discretion, elect to exercise one or more tranches of Preferred Shares (each a “Tranche”) according to the following procedure, provided that each subsequent Tranche Notice Date (defined below) after the first Tranche Notice Date shall be no sooner than one (1) Trading Day after the Tranche Closing Date for the prior Tranche.

(b)           Delivery of Tranche Notice. The Company shall deliver an irrevocable written notice (the “Tranche Notice”) the form of which is attached hereto as Exhibit F (the date of such Tranche Notice being the “Tranche Notice Date”), to Investor stating that the Company shall exercise a Tranche and stating the number of Preferred Shares which the Company will sell to Investor at the Tranche Share Price, and the aggregate purchase price for such Tranche (the “Tranche Purchase Price”).  A Tranche Notice may be delivered by the Company to Investor before 9:30 a.m., New York City time, on any Trading Day via facsimile or electronic mail, with confirming copy by overnight carrier, in each case, to the address set forth on the page immediately following the signature pages to this Agreement.  A Tranche Notice delivered after such time or on a non-Trading Day shall be deemed delivered on the following Trading Day.  Except with respect to the delivery of a Tranche Notice prior to the first Tranche Closing Date, the Company may not give a Tranche Notice unless the Tranche Closing for the prior Tranche has occurred.

(c)           Certain Tranche Notice Restrictions. In no event shall the Company be permitted to deliver a Tranche Notice to Investor prior to the date that is 75 days after the Execution Closing and any such Tranche Notice shall be void ab initio.

(d)           Conditions Precedent to a Tranche Notice.  The right of the Company to deliver a Tranche Notice and the obligation of the Investor to accept a Tranche Notice and to acquire and pay for the Preferred Shares are subject to the satisfaction, on the Tranche Notice Date, of each of the conditions set forth below:

(i)           the Common Stock shall be listed for trading or quoted on a Trading Market, the Company is in compliance with all requirements in order to maintain listing or quotation on its then current Trading Market (including reporting requirements under the Exchange Act, if applicable), and to the Company’s knowledge there is no notice of any suspension or delisting with respect to the trading or quotation of the shares of Common Stock on the Trading Market;

(ii)          the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as if made on the Tranche Notice Date, except for representations and warranties that are expressly made as of a particular date in which case, such representations and warranties shall be true and correct in all material respects as of such particular date (provided, however, that, in respect of any representation and warranty that is required to be so true and correct as of the Tranche Notice Date which refers to the Disclosure Schedules, any information disclosed by the Company in a filing with the SEC after the Effective Date but prior to the date of the Tranche Notice shall be deemed to update the Disclosure Schedules automatically and without any further action on the part of the Company), the Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Tranche Notice Date, and the Company shall deliver an Officer’s Closing Certificate to such effect to Investor, signed by an officer of the Company;

(iii)         other than losses incurred in the ordinary course of business, there shall have been no Material Adverse Effect since the Execution Closing;

(iv)          all Warrant Shares shall have been timely delivered to Investor pursuant to any Exercise Notice or Exchange Notice (as the case may be) properly delivered to the Company under the terms of the Warrant prior to the applicable Tranche Notice Date;

(v)           all Commitment Shares and Initial Purchase Shares, and all Tranche Shares relating to all prior Tranches (as applicable) shall have been timely delivered to Investor;

(vi)          at least seventy-five (75) days has elapsed since the Execution Closing;

(vii)        none of the Company or any of its Subsidiaries is at such time, or will be as a result of the applicable Tranche, in breach or default of any of the Transaction Documents or any Material Agreement (it being hereby acknowledged and agreed that for purposes of this paragraph (vii), the trigger of any antidilution, price-reset or similar provisions in any outstanding warrants or other derivative securities of the Company as a result of the applicable Tranche shall not be deemed a breach or default of any Material Agreement, so long as such actions do not trigger a breach or default under such Material Agreement);

(viii)       no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents, and no actions, suits or proceedings shall be in progress or pending by any Person (other than Investor or any Affiliate of Investor) that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Transaction Documents (it being hereby acknowledged and agreed that for purposes of this paragraph (ix), no proceeding shall be deemed pending unless one of the parties hereto has received written notification thereof prior to the applicable Tranche Notice Date);

(ix)          the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, the Required Approval, if necessary;

(x)           the Company has a sufficient number of duly authorized shares of Common Stock reserved for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor, including without limitation all Warrant Shares issuable upon exercise of the Warrant;

(xi)          the Company has provided notice of its delivery of the Tranche Notice to all signatories of a Lock-Up Agreement as required under the Lock-Up Agreement;

(xii)         the Certificate of Designations shall have been duly filed with, and accepted by, the Secretary of State of the State of Illinois and remains in full force and effect; and

(xiii)        all deliverables specified in Section 2.3(e) of this Agreement (together with such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as Investor or its counsel may reasonably request) to be delivered by the Company shall have been delivered.

(e)           Deliveries at Tranche Closing. The Closing of any Tranche and the parties’ obligations hereunder in respect thereof shall additionally be conditioned upon the delivery of each of the following (the “Required Tranche Deliveries”), except as otherwise indicated, on or before the applicable Tranche Closing Date (provided that the Company shall be entitled only to the benefit of conditions (ii) and (vii) (and with respect to (vii) only as to Investor’s documents, instruments and writings) and Investor shall only be entitled to the other conditions and to condition (vii) as to the Company’s documents, instruments and writings):

(i)           the Company shall have caused a number of Preferred Shares equal to the Tranche Purchase Price divided by the Tranche Share Price shall have been delivered to Investor or an account specified by Investor for the Tranche Shares;

(ii)          the Tranche Purchase Price shall have been paid by the Investor to the Company by wire transfer of immediately available funds to an account designated by the Company in writing prior to the applicable Tranche Closing Date and Investor shall have confirmed in writing that the representations and warranties of the Investor set forth in this Agreement are true and correct in all material respects as if made on the applicable Tranche Closing Date, except for representations and warranties that are expressly made as of a particular date in which case, such representations and warranties are true and correct in all material respects as of such particular date, and the Investor has performed, satisfied and complied in all material respects with all covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such applicable Tranche Closing Date;

(iii)         the following executed documents shall have been delivered to Investor: the Tranche Opinion and the Officer’s Closing Certificate;

(iv)          [Intentionally Omitted];

(v)           a “Use of Proceeds” certificate, signed by an officer of the Company, and setting forth how the Tranche Purchase Price will be applied by the Company, shall have been delivered to Investor;

(vi)          all Warrant Shares pursuant to any Exercise Notice or Exchange Notice (as the case may be) properly delivered to Company under the terms of the Warrant prior to the applicable Tranche Closing Date, to the extent not previously delivered to Investor;

(vii)         all documents, instruments and other writings required to be delivered by the parties on or before the Tranche Closing Date pursuant to any provision of this Agreement in order to implement and effect the transactions contemplated herein;

(viii)        payment of a $5,000.00 non-refundable administrative fee to Investor’s counsel, by offset against the Tranche Amount, or wire transfer of immediately available funds to an account specified by such counsel on or prior to the applicable Tranche Closing Date; and

(ix)          a “bring-down” certificate from the Secretary of State (or comparable office) of the applicable jurisdiction relating to the good standing of the Company in its jurisdiction of formation.

(f)            Mechanics of Tranche Closing.  Each of the Company and Investor shall deliver all Required Tranche Deliveries required to be delivered by either of them pursuant to Sections 2.3(d) and 2.3(e) of this Agreement, as applicable, at or prior to each Tranche Closing. Subject to such delivery and the satisfaction (or where legally permissible, the waiver) of the conditions set forth in Section 2.3(d) as of the Tranche Closing Date, the closing of the purchase by Investor of Preferred Shares shall occur at 10:00 a.m., New York City time, on the date which is ten (10) Trading Days following the Tranche Notice Date (each a “Tranche Closing Date”) at the offices of Investor or its counsel. On or before each Tranche Closing Date, Investor shall pay to the Company the Tranche Purchase Price to be paid for such Tranche Shares by wire transfer of immediately available funds to an account designated by the Company prior to the applicable Tranche Closing Date.  The closing (each a “Tranche Closing”) for each Tranche shall occur on the date that all Required Tranche Deliveries, as applicable, have been delivered to the applicable party pursuant to Section 2.3(e) of this Agreement.

2.4           Maximum Placement.  Investor shall not be obligated to purchase any additional Tranche Shares once the aggregate Tranche Purchase Price paid by Investor equals the Maximum Placement.

2.5           Share Sufficiency.  The Company shall have a sufficient number of duly authorized shares of Common Stock for issuance in such amount as may be required to fulfill its obligations pursuant to the Transaction Documents and any outstanding agreements with Investor and any Affiliate of Investor, including without limitation all Warrant Shares issuable upon exercise of the Warrant.

ARTICLE 3
TERMINATION

3.1          Automatic Termination.  This Agreement shall terminate automatically (each, an “Automatic Termination”) upon the occurrence of any of the following:

(a)           if, at any time after the Effective Date, either the Company or the Investor, or any director or executive officer of the Company or the Investor, has engaged in a transaction or conduct related to the Company or the Investor, as applicable, that has resulted in (i) a SEC enforcement action, or (ii) a civil judgment or criminal conviction for fraud or misrepresentation, or for any other offense that, if prosecuted criminally, would constitute a felony under applicable law;

(b)           on any date after a Delisting Event that lasts for an aggregate of twenty (20) Trading Days during any calendar year;

(c)           if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any subsidiary of the Company;

(d)           upon the occurrence of a Fundamental Transaction;

(e)           the Company or any of its Subsidiaries is in breach or default of any Material Agreement, which breach or default has had, or would reasonably expected to have, a Material Adverse Effect;

(f)            the Company is in breach or default of any material term of this Agreement, any other Transaction Document, or any other agreement with Investor or any Affiliate of Investor;

(g)           so long as any Preferred Shares are outstanding, the Company (i) creates or publicly announces its intention to create a class of Common Stock or series of preferred stock senior to the Series A Preferred Stock with respect to dividend or liquidation rights or (ii) substantially alters or publicly announces its intention to substantially alter the capital structure of the Company in a manner that materially adversely effects the rights or preferences of the Series A Preferred Stock, in each case without the prior approval of the holders of a majority of the Preferred Shares then outstanding; and

(h)           on the Termination Date.

3.2          Company Termination.  The Company may at any time in its sole discretion terminate (a “Company Termination”) this Agreement by providing thirty (30) days’ advance written notice (“Termination Notice”) to Investor.

3.3          Other Termination.  The Company may terminate this Agreement by providing three days’ advance written notice to Investor if the Investor is in material breach or default of this Agreement or any Transaction Document, and such material breach or default is not cured within ten (10) Trading Days after notice of such material breach or default is delivered to the Investor. This Agreement may be terminated at any time by the mutual written consent of both the Company and the Investor, effective as of the date of such mutual written consent unless otherwise provided in such written consent.

3.4          Effect of Termination.  In the event of termination by the Company or the Investor pursuant to Section 3.2 or 3.3, as applicable, written notice thereof shall forthwith be given to the other party as provided in Section 6.2 and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 3.1, 3.2 or 3.3 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 6.8 hereof and in this Section 3.4. Nothing in this Section 3.4 shall be deemed to release the Company or the Investor from any liability for any breach or default under this Agreement or any of the other Transaction Documents occurring prior to such termination, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement arising prior to such termination, or to impair rights of indemnification under this Agreement or any other Transaction Document, or to impair the rights or obligations of the Company or Investor under the Registration Rights Agreement, all of which shall survive any such termination. The termination of this Agreement will have no effect on any Preferred Shares, Warrant or Common Shares previously issued or delivered, or on any rights of any holder thereof.  For the avoidance of doubt and notwithstanding anything contained in this Agreement to the contrary, (a) all cash fees paid to Investor or its counsel are non-refundable, and (b) all of the Commitment Shares shall be deemed fully earned as of the Execution Closing (irrespective of when they are issued hereunder) and the Warrant (and any Warrant Shares received pursuant to the Warrant) shall be irrevocably issued as of the Execution Closing (or, in the case of the Warrant Shares, at the time specified in the Warrant), whether or not any Tranche Closings shall occur hereunder and irrespective of any termination of this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties of the Company.  Except as set forth below as being qualified by the corresponding section of the Disclosure Schedules (as the same may be updated or deemed updated pursuant to Section 2.3(d)(ii)), which shall be deemed a part hereof, or as set forth below as being qualified by the SEC Reports, which, in each case, shall qualify any representation or warranty made herein to the extent of such disclosure, the Company hereby represents and warrants to, and as applicable covenants with, Investor as follows:

(a)           No Subsidiaries.  Except as disclosed in Schedule 4.1(a) of the Disclosure Schedules, the Company does not own, directly or indirectly, any capital stock or other equity interests in any Subsidiary.

(b)           Organization and Qualification.  Except as disclosed in Schedule 4.1(b) of the Disclosure Schedules, the Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Illinois, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation or default of any of the provisions of its Articles of Incorporation or Bylaws as currently in effect, except where such violation or default would not, individually or in the aggregate, constitute a Material Adverse Effect. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except as would not have or reasonably be expected to result in a Material Adverse Effect.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder or thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization of the Company or its board of directors or stockholders is required.  Each of the Transaction Documents has been, or upon delivery will be, duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(d)           No Conflicts.  Assuming each of the filings, consents and approvals referred to in Section 4.1(e) are obtained, given or made on a timely basis, as applicable, the execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or Bylaws as currently in effect, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including U.S. federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of the Certificate of Designations, (ii) such as may be required under the Act (including, without limitation, the filing of a Form D with the SEC and any Registration Statement required to be filed pursuant to the Registration Rights Agreement) or the Exchange Act (including, without limitation, the filing of a Current Report on Form 8-K of the Company describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents), (iii) such as may be required under applicable state securities or “Blue Sky” laws, (iv) such as may be required under the rules and regulations of the Trading Market or the Financial Industry Regulatory Authority (the “FINRA”) and (v) such consents, waivers, authorizations, order, notices, filings or registrations, the failure of which to obtain, give or make would not, individually or in the aggregate, result in a Material Adverse Effect; provided, that, for purposes of the representation made in this Section 4.1(e), the Company is assuming and relying upon the accuracy of the representations and warranties of the Investor contained in Sections 4.2(c) through and including 4.2(m), and the full performance of and compliance with the covenants and agreements of the Investor contained in Section 5.1 of this Agreement.

(f)            Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, and subject to, and in reliance on, the representations, warranties, covenants and agreements made herein by the Investor, will be duly and validly issued, fully paid and nonassessable, and subject to Section 5.14, free and clear of all Liens.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock and Preferred Stock for issuance of the Securities at least equal to the number of Securities which could be issued pursuant to the terms of the Transaction Documents (based on the then-current anticipated exercise price(s) of the Warrant).

(g)           Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) One Hundred Million (100,000,000) shares of Common Stock, of which, Thirty Nine Million Nine Hundred Fifty Seven Thousand Six Hundred Ninety One (39,957,691) are issued and outstanding and Two Million Five Hundred Seventy Five Thousand (2,575,000) shares are reserved for issuance pursuant to Convertible Securities (as defined below (not including the Warrant) and (ii) Ten Million (10,000,000) shares of preferred stock, of which, no shares are issued and outstanding.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as disclosed in Schedule 4.1(g) of the Disclosure Schedules, and except as a result of the purchase and sale of the Securities and for stock options issued by the Company to its employees, directors and consultants, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all U.S. federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as disclosed in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth in Schedule 4.1(h) of the Disclosure Schedules, the Company has filed all required SEC Reports for the two years preceding the Effective Date (or such shorter period as the Company was required by law to file such material) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Except as set forth in Schedule 4.1(h) of the Disclosure Schedules, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as set forth in Schedule 4.1(h) of the Disclosure Schedules, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)            Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans.  The Company does not have pending before the SEC any request for confidential treatment of information.

(j)            Litigation.  Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company, nor to the knowledge of the Company any director or officer of the Company, is or has been during the past five years the subject of any Action involving a claim of violation of or liability under U.S. federal or state securities laws or a claim of breach of fiduciary duty.  During the past five years, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company in their capacity as a director or officer of the Company.  During the past five years, the SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Act.

(k)           Labor Relations.  Except as set forth in the SEC Reports, no material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect.

(l)            Compliance.  Except as set forth in the SEC Reports, the Company (i) is not in default under or in violation of (and, to the Company’s knowledge, no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body applicable to the Company, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority applicable to the Company, including without limitation all foreign, federal, state and local laws applicable to its business, except in each of the cases referenced in clauses (i), (ii) and (iii) above as would not have a Material Adverse Effect.

(m)          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)           Patents and Trademarks.  The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company.

(p)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  Except as set forth in the SEC Reports, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any equity incentive plan of the Company.

(r)           Sarbanes-Oxley; Internal Accounting Controls.  Except as set forth in the SEC Reports, the Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it.  Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in the SEC Reports, the Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could materially affect the Company’s internal controls.

(s)           Certain Fees.  Except for the issuance of the Commitment Shares, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Except as a result of any agreements or arrangements made by the Investor or its representatives or Affiliates, to the Company’s knowledge, Investor shall have no obligation with respect to any such fees or commissions of a type contemplated in this Section 4.1(s) that may be due in connection with the transactions contemplated by this Agreement.

(t)           Private Placement. Assuming the accuracy of Investor representations and warranties set forth in Section 4.2, no registration under the Act is required for the offer and sale of the Securities by the Company to Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  Except as set forth in Schedule 4.1(v) of the Disclosure Schedules or pursuant to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Act of any securities of the Company that have not been registered.

(w)          Listing and Maintenance Requirements.  Except as set forth in Schedule 4.1(w) of the Disclosure Schedules or as set forth in the SEC Reports, the Company has not, in the 12 months preceding the Effective Date, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements.

(x)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s Articles of Incorporation or the laws of its state of incorporation or otherwise that is or could become applicable to Investor as a result of Investor and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Investor’s ownership of the Securities.

(y)           Disclosure.  Except with respect to (i) the transactions contemplated by the Transaction Documents and (ii) the information that will be publicly disclosed by the Company pursuant to Section 2.2(b)(i)(E) and Section 5.4, the Company confirms that neither the Company nor any other Person acting on its behalf has provided Investor or its agents or counsel with any information that constitutes material, non-public information. The Company understands and confirms that Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the 12 months preceding the Effective Date did not at the time of release (or, if amended or superseded by a later dated press release issued by the Company or any of its Subsidiaries prior to the Effective Date or by a later dated SEC Report filed with or furnished to the SEC by the Company prior to the Effective Date, at the time of issuance of such later dated press release or filing or furnishing of such SEC Report, as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(z)           No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Act or which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the applicable Trading Market.

(aa)         Financial Condition.  Based on the financial condition of the Company as of the date of the Execution Closing and as of each applicable Tranche Closing: (i) the fair saleable market value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid, in each case of clauses (i) through (iii) above, taking into account the proceeds to be received by the Company from the Investor at the Execution Closing or the applicable Tranche Closing (as the case may be).  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date of the Execution Closing or any applicable Tranche Closing.  The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2010 sets forth as of December 31, 2010 all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments.  The Company is not in default with respect to any indebtedness for borrowed money.

(bb)         Tax Status.  Except as set forth in Schedule 4.1(bb) of the Disclosure Schedules, the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

(cc)         No General Solicitation or Advertising.  Except for the Registration Statement to be filed as contemplated by this Agreement, neither the Company nor, to the knowledge of the Company, any of its directors or officers (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Securities, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Act or made any “directed selling efforts” as defined in  Rule 902 of Regulation S.

(dd)         Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)         Acknowledgment Regarding Investor’s Purchase of Securities.  The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor’s purchase of the Securities.  The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

(ff)           Accountants.  The Company’s accountants are set forth in the SEC Reports.  To the Company’s knowledge, such accountants are an independent registered public accounting firm as required by the Act.

(gg)         No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company.

(hh)         Registration Statements and Prospectuses.

(i)           The Company will file and cause to become effective and remain effective such Registration Statements covering the public resale by the Investor of all Common Shares issued pursuant to the Transaction Documents in accordance with the terms of the Registration Rights Agreement. Each such Registration Statement, on the date it is filed with the SEC and on the date it becomes effective, and, as amended or supplemented, at the time of any issuance or sale of any Common Shares, will comply as to form, in all material respects, with the requirements of the Act.

(ii)          Each such Registration Statement, as of its effective date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein, which to the Company’s knowledge are not false or misleading.

(iii)         Each Prospectus, on the date it is filed with the SEC and as of its date, and, at the time of any issuance or sale of any Common Shares, and at all times during which a prospectus is required by the Act to be delivered in connection with any sale of Common Shares covered thereby, will comply as to form, in all material respects, with the requirements of the Act.

(iv)          Each Prospectus and any amendment or supplement thereto, as of its date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from such Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein, which to the Company’s knowledge are not false or misleading.

(v)           Each Registration Statement, as of its effective date, will meet the requirements of subsections (a)(1)(i) of Rule 415 under the Act.

(ii)           Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise or exchange of the Warrant in accordance with the Warrant is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(jj)           Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

(kk)        U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by Investor, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each Subsidiary shall so certify upon Investor’s request.

(ll)           Securities Law Compliance; Shell Company Status.  The Company has complied and shall comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Act. The Company is not, and has not, since August 13, 2010, been, an issuer identified in subsection (i) of Rule 144 under the Act.

(mm)       Public Utility Holding Act.  None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(nn)         Federal Power Act.  None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(oo)          Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

4.2          Representations and Warranties of Investor. Investor hereby represents and warrants to, and as applicable covenants with, the Company as follows:

(a)           Organization; Authority.  Investor is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Investor has the requisite company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.  The execution and delivery of the Transaction Documents to which Investor is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of Investor and no further consent or authorization of Investor or its members is required.  Each Transaction Document to which Investor is a party has been (or will be) duly executed by Investor, and when delivered by Investor in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of Investor, enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies.

(b)           No Conflicts.  The execution, delivery and performance of the Transaction Documents to which Investor is a party do not and will not conflict with or violate any provision of Investor’s memorandum of association or bye-laws (or similar organizational documents) as currently in effect.

(c)           Investor Status.  At the time Investor was offered the Securities, it was, and it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Act.

(d)           Experience of Investor.  Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company; provided, however, that neither such inquiries nor any other due diligence investigations conducted by Investor or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained in Section 4.1. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

(f)            General Solicitation.  Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g)           No Public Sale or Distribution.  Investor is acquiring the Securities for its own account, and not as a nominee or agent.  Investor is acquiring the Securities for investment purposes, and not with a view towards, or for resale in connection with, the public sale or distribution of any part thereof, except pursuant to transactions registered under the Act or exempt from such registration; provided, however, that the disposition of its property shall at all times be within its control.

(h)           Acknowledgement of Private Placement.  Investor understands that the offer and sale of the Securities provided for herein is being made without registration under the Act, in reliance upon the provisions of Section 4(2) of the Act, Regulation D promulgated under the Act, and such other exemptions from the registration requirements of the Act as may be available with respect to any or all of the purchases of Securities to be made hereunder, and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, covenants, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(i)            Transfer or Resale. Investor understands that: (i) the Preferred Shares and the Warrant have not been and are not being registered under the Act or any state securities or “Blue Sky” laws, (ii) as of the Effective Date, the Common Shares have not been registered under the Act or any state securities or “Blue Sky” laws and (iii) except as expressly provided in the Transaction Documents with respect to the Common Shares, neither the Company nor any other Person is under any obligation to register the Securities under the Act or any state securities or “Blue Sky” laws or to comply with the terms and conditions of any exemption thereunder.

(j)            Not an Affiliate.  The Investor is not an officer, director or Affiliate of the Company.

(k)           No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)            Certain transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the Effective Date.

The Company acknowledges and agrees that Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 4.2.

ARTICLE 5
OTHER AGREEMENTS OF THE PARTIES

5.1          Transfer Restrictions; Irrevocable Transfer Agent Instructions; Legends; Legend Removal.

(a)           Transfer Restrictions. The Securities constitute “restricted securities” as such term is defined in Rule 144(a)(3) and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “Blue Sky” laws.  Without limiting the generality of the foregoing, except for a transfer to an Affiliate of Investor or a bona fide pledge of the Securities, the Securities may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (i) such offer, sale, transfer, assignment, pledge or distribution is subsequently registered under the Act, (ii) Investor shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which may be Greenberg Traurig), in a form generally acceptable to the Company, to the effect that such Securities to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, (iii) such transferee shall have agreed in writing to be bound by the terms of a customary transferee certificate in a form reasonably acceptable to the Company, or (iv) such Securities can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144 or Rule 144A promulgated under the Act, as applicable.

(b)           Irrevocable Transfer Agent Instructions.  At the Execution Closing, the Company shall issue irrevocable instructions to the Transfer Agent in the form attached hereto as Exhibit C (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of Investor or its respective nominee(s), for the Securities in such amounts as specified from time to time by Investor to the Company upon delivery of the Common Shares or Preferred Shares or the exercise of the Warrant (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.1(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If Investor effects an offer, sale, transfer, assignment, pledge or distribution of the Securities in accordance with Section 5.1(a), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by Investor to effect such sale, transfer or assignment. In the event that such offer, sale, transfer, assignment, pledge or distribution involves Common Shares offered, sold, transferred, assigned, pledged or distributed pursuant to an effective registration statement or in compliance with Rule 144 or in accordance with paragraph (a)(ii) above, the Transfer Agent shall issue such shares to Investor, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5.1(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.1(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5.1(b), that Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent on the effective date of the Registration Statement. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c)             Legends. Investor agrees to the imprinting, only for so long as is required by this Section 5.1, upon the certificates or other instruments representing the Securities of any legends required by applicable state securities or “Blue Sky” laws, in addition to the following restrictive legend (and that a stop transfer order shall be placed against transfer of such certificates):

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(d)           Removal of Legends.  Certificates or other instruments evidencing Securities shall not be required to contain the legend set forth in Section 5.1(c) above or any other legend (i) while a registration statement (including with respect to Common Shares, the Registration Statement) covering the resale of such Securities is effective under the Act, (ii) following any sale of such Securities pursuant to Rule 144 or Rule 144A promulgated under the Act, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 or Rule 144A promulgated under the Act, (iv) in connection with a sale, assignment or other transfer (other than under Rule 144 or Rule 144A promulgated under the Act), provided that Investor provides the Company with an opinion of counsel to Investor, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Act or (v) if such legend is not required under applicable requirements of the Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).  If a legend is not required pursuant to the foregoing, the Company shall no later than two Trading Days following the delivery by Investor to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Investor as may be required above in this Section 5.1(d), as directed by Investor, either: (A) provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Common Shares, credit a number of shares of Common Stock equal to the number of Common Shares represented by the certificate so delivered by Investor to Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Investor a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of Investor or its designee (the date by which such credit is so required to be made to the balance account of Investor’s or Investor’s nominee with DTC or such certificate is required to be delivered to Investor pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e)           Failure to Timely Deliver; Buy-In.  If the Company fails to (i) issue and deliver (or cause to be delivered) to Investor by the Required Delivery Date a certificate representing the Securities so delivered to the Company by Investor that is free from all restrictive and other legends or (ii) credit the balance account of Investor’s or Investor’s nominee with DTC for such number of Common Shares so delivered to the Company, then, in addition to all other remedies available to Investor, the Company shall pay in cash to Investor on each day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 2% of the product of (A) the sum of the number of Common Shares not issued to Investor on a timely basis and to which Investor is entitled and (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of Investor’s or Investor’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by Investor of shares of Common Stock that Investor anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to Investor, the Company shall, within three Trading Days after Investor’s request and in Investor’s sole discretion, either (i) pay cash to Investor in an amount equal to Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit Investor’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to deliver to Investor a certificate or certificates or credit Investor’s DTC account representing such number of shares of Common Stock that would have been issued if the Company timely complied with its obligations hereunder and pay cash to Investor in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares that the Company was required to deliver to Investor by the Required Delivery Date times (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

5.2          Furnishing of Information.  As long as Investor owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act, other than Current Reports on Form 8-K.  Upon the request of Investor, the Company shall deliver to Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to Investor and make publicly available in accordance with Rule 144(c) such information as is required for Investor to sell the Securities under Rule 144 until such time as Investor may sell all such Securities without restriction under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Securities without registration under the Act within the limitation of the exemptions provided by Rule 144.

5.3          Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to Investor or that would be integrated with the offer thereof which could violate any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the applicable Trading Market.

5.4          Securities Laws Disclosure; Publicity.  The Company shall, by 8:30 a.m., New York City time, on the Trading Day immediately following the Effective Date, issue a press release and shall, by 5:30 p.m., New York City time, on the fourth (4th) Trading Day immediately following the Effective Date, file a Current Report on Form 8-K describing the transactions contemplated by, and attaching a complete copy of, the Transaction Documents. Such press release and Current Report on Form 8-K shall be reasonably acceptable to Investor. The Company and Investor shall consult with each other in issuing any additional press releases with respect to the transactions contemplated hereby, and neither the Company nor Investor shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any such press release of Investor, or without the prior consent of Investor, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, Trading Market regulations or judicial process, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  The Company shall provide Investor with prior notice of any public disclosure of the name of Investor or contemplated inclusion of the name of Investor in any filing with the SEC or any regulatory agency or Trading Market (it being hereby acknowledged and agreed by Investor that Investor’s name may be disclosed, to the extent required, in a supplemental listing application with the Trading Market, any Current Report on Form 8-K of the Company describing the transactions contemplated by the Transaction Documents, in any Registration Statement and Prospectus covering any Common Shares, and in other reports of the Company required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof).

5.5          Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that Investor is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Investor could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Investor. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

5.6          Non-Public Information.  The Company covenants and agrees that neither it nor any Person acting on its behalf will provide, Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of Investor), in addition to any other remedy provided herein or in the other Transaction Documents, Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided that the Company shall have failed to publicly disclose such material, non-public information prior to such disclosure by Investor. Investor shall not have any liability to the Company for any such disclosure.

5.7          Reimbursement.  If Investor becomes involved in any capacity in any proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by Investor to or with any current stockholder), solely as a result of Investor’s acquisition of the Securities under this Agreement, the Company will reimburse Investor for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred, or will assume the defense of Investor in such matter.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of Investor who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Investor and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Investor and any such Affiliate and any such Person.

5.8          Indemnification.

(a)           Indemnification by Company.  Subject to the provisions of this Section 5.8(a), the Company will indemnify and hold Investor and any Warrant holder, their Affiliates and attorneys, and each of their directors, officers, shareholders, partners, employees, agents, and any Person who controls Investor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Investor Parties” and each an “Investor Party”), harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (b) any action instituted against any Investor Party, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of an Investor Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Investor’s representation, warranties or covenants or agreements under the Transaction Documents or any agreements or understandings Investor may have with any such stockholder or any violations by Investor of state or federal securities laws or any conduct by Investor which constitutes fraud, gross negligence, willful misconduct or malfeasance), other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement. The parties intend that any Losses subject to indemnification under this Section 5.8(a) will be net of insurance proceeds (which Investor agrees to use commercially reasonable efforts to recover or cause any Investor Party to recover).  Accordingly, the amount which the Company is required to pay any Investor Party under this Section 5.8(a) will be reduced by any insurance proceeds actually recovered by or on behalf of any Investor Party in reduction of the related Losses.  In addition, if an Investor Party receives indemnification from the Company under this Section 5.8(a) in respect of any Losses and subsequently receives any such insurance proceeds, then Investor will pay, or will cause such other Investor Party to pay, to the Company an amount equal to the indemnification payment received under this Section 5.8(a) less the amount of the indemnification payment that would have been due if the insurance proceeds had been received, realized or recovered before such indemnification payment was made.  However, no provision herein regarding insurance proceeds shall delay payment by the Company to any Investor Party for any indemnified Losses.

(b)           Indemnification by Investor.  Subject to the provisions of this Section 5.8(b), Investor will indemnify and hold the Company, its Affiliates and attorneys, and each of the Company’s directors, officers, shareholders, employees, agents, and any Person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the “Company Parties” and each an “Company Party”), harmless from any and all Losses that any Company Party has been finally adjudicated to have suffered or incurred solely as a result of (a) any unexcused material breach of any material representations, warranties, covenants or agreements made by Investor in this Agreement or in the other Transaction Documents, or (b) any conduct by Investor which constitutes fraud, willful misconduct or malfeasance, other than claims for indemnification within the scope of Section 6 of the Registration Rights Agreement. The parties intend that any Losses subject to indemnification under this Section 5.8(b) will be net of insurance proceeds (which the Company agrees to use commercially reasonable efforts to recover or cause any Company Party to recover).  Accordingly, the amount which Investor is required to pay any Company Party under this Section 5.8(b) will be reduced by any insurance proceeds actually recovered by or on behalf of any Company Party in reduction of the related Losses.  In addition, if a Company Party receives indemnification from Investor under this Section 5.8(b) in respect of any Losses and subsequently receives any such insurance proceeds, then the Company will pay, or will cause such other Company Party to pay, to Investor an amount equal to the indemnification payment received under this Section 5.8(b) less the amount of the indemnification payment that would have been due if the insurance proceeds had been received, realized or recovered before such indemnification payment was made. However, no provision herein regarding insurance proceeds shall delay payment by Investor to any Company Party for any indemnified Losses.

(c)           Procedure for Indemnification Claims.  Promptly after a Person receives notice of a claim or the commencement of an action for which the Person intends to seek indemnification under this Section 5.8, the Person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the indemnifying party will not relieve the indemnifying party from liability under this Section 5.8, except to the extent it has been materially prejudiced by the failure to give notice.  The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party is the Company, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it.  Subject to the immediately following sentence, if the Company notifies an indemnified party that it wishes to assume the defense of a claim, action, suit or proceeding, the Company will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding. If the Company notifies an indemnified party that it wishes to assume the defense of a claim, action, suit or proceeding, the indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict with respect to the dispute in question on any material issue between the position of the Company and the position of the indemnified party such that it would be inappropriate for one counsel to represent both parties.  No indemnifying party will be liable to any indemnified party under this Agreement for any settlement by such indemnified party of any action effected by such indemnified party without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

5.9          Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

5.10        Limited Standstill.  The Company will honor and enforce the provisions of the Lock-Up Agreements with the Company’s executive officers, directors and beneficial owners of 10% or more of the Common Stock.

5.11        Issuance of Additional Securities.  The Company agrees that for the period commencing on the Effective Date and ending on the 180th day after the later of (a) the Tranche Closing Date on which the last sale to Investor of Preferred Shares was made hereunder and (b) the effective date of the last Registration Statement filed with the SEC pursuant to the Registration Rights Agreement (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall, without the prior written consent of Investor and, if such consent is given by Investor, without first complying with the provisions of Section 5.12, (i) directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or publicly announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Act), any Convertible Securities, any debt, any preferred stock or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”), including, without limitation, effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction, or file any registration statement under the Act (other than a Registration Statement on Form S-8 and other than a Registration Statement for Investor under the Registration Rights Agreement) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of such securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that nothing in the foregoing clauses (i) and (ii) shall be construed as limiting the Company’s ability to negotiate and/or otherwise prepare to consummate a transaction following the expiration of the Restricted Period, so long as such transaction is not consummated or publicly announced (and an agreement with respect thereto is not executed) prior to the expiration of the Restricted Period. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at-the-market offering”) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). The provisions of this Section 5.11 shall not apply to (A) the Securities to be issued and sold hereunder or issuable upon conversion or exercise of the Securities, (B) issuances of securities pursuant to stock splits, stock dividends or similar transactions, (C) issuances of shares of Common Stock issuable upon conversion or exchange of currently outstanding Convertible Securities, (D) granting options or other securities under the Company’s incentive compensation plans existing on the date hereof or issuances of shares of Common Stock issuable in connection with outstanding awards thereunder as of the date hereof, or (E) issuances of securities in satisfaction of trade accounts payable or interest payments on debentures or other rights to acquire securities of the Company including issuances to JFS Investments and Garden Gate Securities or their affiliates; provided, however, that in the case of clause (C) and clause (D) above, no shares of Common Stock shall be issued as a result of an amendment to such securities after the date hereof and prior to the expiration of the Restricted Period.

5.12        Right of First Refusal.  Subject to the limitations set forth in Section 5.11 above, beginning on the Effective Date and so long as the Warrant or any Preferred Shares remain outstanding, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 5.12.

(a)           At least 15 days prior to any proposed or intended Subsequent Placement, the Company shall deliver to Investor a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (i) a statement that the Company proposes or intends to effect a Subsequent Placement, (ii) a statement that the statement in clause (i) above does not constitute material, non-public information and (iii) a statement informing Investor that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of Investor within three days after the Company’s delivery to Investor of such Pre-Notice, and only upon a written request by Investor, the Company shall promptly, but no later than one Trading Day after such request, deliver to Investor an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with Investor in accordance with the terms of the Offer 100% of the Offered Securities.

(b)           To accept an Offer, in whole or in part, Investor must deliver a written notice to the Company (the “Notice of Acceptance”) prior to the end of the 10th day after Investor’s receipt of the Offer Notice (the “Offer Period”) setting forth the portion of the Offered Securities that Investor wishes to purchase and, in the event that the Investor wishes to purchase 100% of the Offered Securities, the Company shall consummate the Subsequent Placement with Investor and not such other Person(s) to which or with which the Offered Securities were originally to be offered, issued, sold or exchanged. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company shall deliver to Investor a new Offer Notice and the Offer Period shall expire on the 10th Trading Day after Investor’s receipt of such new Offer Notice. In the event Investor does not deliver a Notice of Acceptance prior to the expiration of the Offer Period, the Company shall have five (5) days from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or a part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor (the “Refused Securities”) pursuant to a definitive agreement(s) (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. Any Offered Securities not acquired by Investor or other Persons in accordance with this Section 5.12 may not be issued, sold or exchanged during the Restricted Period unless the Company first complies with the procedures specified in Sections 5.11 and 5.12 of this Agreement.

(c)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 5.12), then the Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase pursuant to Section 5.12(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Investor pursuant to this Section 5.12 prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that the Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investor in accordance with this Section 5.12 above.

(d)           Notwithstanding anything to the contrary in this Section 5.12 and unless otherwise agreed to by Investor, the Company shall either confirm in writing to Investor that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that Investor will not be in possession of any material, non-public information, by the 10th day following delivery of the Offer Notice. If by such 10th day no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by Investor, such transaction shall be deemed to have been abandoned and Investor shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

5.13        Restrictions on Indebtedness.  The Company agrees that during the Restricted Period, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Investor, incur any Indebtedness. The provisions of this Section 5.13 shall not apply to Indebtedness (A) to financial institutions or lessors in connection with commercial credit arrangements or equipment financings, (B) for trade accounts of the Company or any Subsidiary arising in the ordinary course of business, (C) incurred in the ordinary course of business, or (D) pursuant to conversions or extensions pursuant to existing convertible debt arrangements.

5.14        Prospectus Availability and Changes.  The Company will make available to Investor upon request, and thereafter from time to time will furnish Investor, as many copies of any Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the applicable Registration Statement) as Investor may request for the purposes contemplated by the Act; and in case Investor is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Common Shares, or after the time a post-effective amendment to the applicable Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

The Company will advise Investor promptly of the happening of any event which, in the good faith judgment of the Company, following consultation with its independent legal counsel, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise Investor promptly if, in the good faith judgment of the Company, following consultation with its independent legal counsel, it shall become necessary to amend or supplement any Prospectus to cause such Prospectus to comply with the requirements of the Act, and in each case, to prepare and furnish, at the Company’s expense, to Investor promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance. Unless otherwise agreed by Investor, the Company shall not disclose to the Investor the substance or specific reasons of any of the events referred to in the immediately preceding sentence, but rather, shall only disclose that the event has occurred. Notwithstanding anything herein to the contrary, the Company need not advise the Investor regarding any supplement to the Prospectus the purpose of which is to update the Prospectus and the Registration Statement to include information the Company has previously filed with the SEC pursuant to Section 13 or 15(d) or 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

5.15         Required Approval.  No transactions contemplated under this Agreement or the Transaction Documents shall be consummated for an amount that would require approval by the Company’s stockholders under any approval provisions, rules or regulations of any Trading Market applicable to the Company, unless and until such approval is obtained.  Company shall use its reasonable best efforts to obtain any required approval as soon as possible.

5.16        Activity Restrictions.  For so long as Investor or any of its Affiliates holds any Securities, neither Investor nor any Affiliate will: (i) vote any shares of Common Stock owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company; (ii) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding Common Stock or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company or any of its subsidiaries, (c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above; or (iii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 5.16.

5.17         Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Investor on or prior to the Effective Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to Investor.

5.18         Use of Proceeds. The Company shall use the proceeds from the sale of the Securities hereunder solely for general working capital purposes. Without limiting the foregoing, none of such proceeds shall be used, directly or indirectly, (i) for the satisfaction of any Indebtedness of the Company or any of its Subsidiaries (other than payment of trade payables incurred after the date hereof in the ordinary course of business of the Company and its Subsidiaries and consistent with prior practices) or (ii) for the redemption of any securities of the Company (other than the Preferred Shares).

ARTICLE 6
MISCELLANEOUS

6.1          Fees and Expenses.  Except for a $40,000 non-refundable and non-accountable document preparation fee payable to Greenberg Traurig, as to which a $20,000.00 non-refundable document preparation fee previously paid by the Company shall be applied, and the $5,000.00 non-refundable administrative fee payable to counsel for Investor at each Tranche Closing, and as may be otherwise provided in this Agreement, each party shall pay the fees and expenses of its own advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Investor acknowledges receipt by Greenberg Traurig on or prior to the Effective Date of $20,000.00 toward such amount. The Company acknowledges and agrees that Greenberg Traurig solely represents Investor, and does not represent the Company or its interests in connection with the Transaction Documents or the transactions contemplated thereby.  The Company shall pay (i) all Transfer Agent fees and expenses (including related fees and expenses of any counsel to such persons), (ii) all fees and expenses relating to the approval of the Common Shares for book-entry transfer through the systems of the DTC, (iii) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the “Blue Sky” laws, (iv) stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor, and (v) all fees and expenses relating to the listing or quotation of the Common Shares on the Trading Market. The obligations of the Company under this Section 6.1 shall survive the termination of this Agreement.

6.2          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail prior to 5:30 p.m., New York City time, on a Trading Day and an electronic confirmation of delivery is received by the sender, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered later than 5:30 p.m., New York City time, or on a day that is not a Trading Day, (c) three Trading Days following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) otherwise upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications are those set forth following the signature page hereof, or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3          Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.5          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investor, which consent will not be unreasonably withheld or delayed.  Investor may not assign any or all of its rights under this Agreement.

6.6          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Section 5.8 hereof.

6.7          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses reasonably incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

6.8          Survival.  The representations, warranties, covenants and agreements of the Company and the Investor contained in this Agreement shall survive the Closing and the delivery and/or exercise of the Securities, as applicable, until the termination of this Agreement; provided, however, that (i) the provisions of Section 3.4 (Effect of Termination), Article 4 (Representations and Warranties), Section 5.8 (Indemnification), this Article 6 (Miscellaneous) and all fees and expenses provisions contained in this Agreement (including, without limitation, provisions relating to the issuance of the Commitment Shares and the payment of the fees and expenses in accordance with Section 6.1) shall remain in full force and effect indefinitely notwithstanding such termination, and, (ii) so long as the Investor owns any Securities, the covenants and agreements of the Company contained in Article 5 (Other Agreements of the Parties) shall remain in full force and effect notwithstanding such termination.  Notwithstanding anything to the contrary herein, any Securities issued prior to any such termination shall remain outstanding thereafter and unaffected thereby and the Company shall comply with all terms and conditions thereof (including, without limitation, the issuance of the Warrant Shares upon the due exercise of the Warrant) and the Registration Rights Agreement shall not be affect by such termination.

6.9          Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.10        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.11        Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.12        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Investor and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations under the Transaction Documents and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.13        Payment Set Aside.  To the extent that the Company makes a payment or payments to Investor pursuant to any Transaction Document or Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14        Partial Damages.  The Company’s obligations to pay any partial damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial damages or other amounts are due and payable shall have been canceled.

6.15        Time of the Essence.  Time is of the essence with respect to all provisions of this Agreement that specify a time for performance.

6.16        Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.17        Entire Agreement.  The Transaction Documents contain the entire agreement and understanding of the parties, and supersede all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into the Transaction Documents.  Neither party has relied upon any agreement, assurance, promise, understanding or representation not expressly set forth in the Transaction Documents and each party agrees that it may only rely on the agreements, assurances, promises, understandings and representations set forth therein.

6.18        Further Assurances.  From and after the Effective Date, upon the request of Investor or the Company, each of the Company and Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PET AIRWAYS, INC.

By:	/s/ Andrew Warner
Name: Andrew Warner
Title: President & CFO

SOCIUS CG II, LTD.

By:	/s/ Terren Peizer
Name: Terren Peizer
Title: Managing Director

[Signature Page – Securities Purchase Agreement]

Addresses for Notice

To Company:

Pet Airways, Inc.
777 E. Atlantic Avenue, Suite C2-264
Delray Beach, FL 33483
Fax No.: (561) 327-7236
Attention: Dan Wiesel
Email: dan@petairways.com

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP
2700 Kelly Road, Suite 300
Warrington, PA 18976
Attention: Loren D. Danzis
Fax No.: (215) 345-7507
Email: ldanzis@foxrothschild.com

To Investor:

Socius CG II, Ltd.
Clarendon House
2 Church Street
Hamilton HM 11 Bermuda
Fax No.: (310) 444-4394

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Attention: Anthony J. Marsico, Esq.
Fax No.: (212) 805-9362
Email: marsicoa@gtlaw.com

Exhibit A

Form of Warrant

Exhibit B

Certificate of Designations

Exhibit C

Transfer Agent Instructions

Exhibit D

Lock-Up Agreement

Exhibit E-1

Commitment Opinion

Exhibit E-2

Tranche Opinion

Exhibit F

Tranche Notice

Dated: _______________, 20__

Socius CG II, Ltd.
c/o Socius Capital Group, LLC 11150 Santa Monica Boulevard, Suite 1500
Los Angeles, CA 90025

Re:           Tranche Notice

Ladies & Gentlemen:

Pursuant to the Securities Purchase Agreement dated June 3, 2011 (“Agreement”) between Pet Airways, Inc., an Illinois corporation (“Company”), and Socius CG II, Ltd. (“Investor”), Company hereby elects to exercise a Tranche.  Capitalized terms not otherwise defined herein shall have the meanings defined in the Agreement.

At the Tranche Closing, Company will sell to Investor ___________ Preferred Shares at $10,000.00 per share for a Tranche Amount of $___________.

On behalf of Company, the undersigned hereby certifies to Investor as follows:

1.           The undersigned is a duly authorized officer of Company;

2.           The above Tranche Amount does not exceed the Maximum Tranche Amount; and

3.           All of the conditions precedent to the right of the Company to deliver a Tranche Notice set forth in Section 2.3(d) of the Agreement have been satisfied.

IN WITNESS WHEREOF, the Company has executed and delivered this Tranche Notice as of the date first written above.

PET AIRWAYS, INC.

By:
Name:
Title:

Exhibit G

Form of Registration Rights Agreement